DYCOM INDUSTRIES, INC.
           4440 PGA Boulevard / Palm Beach Gardens, Florida 33410-6542
            First Union Center / Suite 500 / Telephone (561) 627-7171

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE           Contact:  Steven E. Nielsen, President and CEO
                                          Richard L. Dunn, Senior Vice President
                                            and CFO
                                          (561) 627-7171

Palm Beach Gardens, Florida                                    December 19, 2000



               DYCOM INDUSTRIES, INC. COMPLETES THE ACQUISITION OF
                       POINT TO POINT COMMUNICATIONS, INC.

Dycom Industries, Inc. (NYSE:"DY") announced today that pursuant to a Stock Purchase Agreement, previously announced on November 27, 2000, Point to Point Communications, Inc. has become a wholly-owned subsidiary of Dycom. Upon consummation of the transaction, the stockholders of Point to Point Communications received an aggregate payment of $65,000,000, consisting of $52,000,000 in cash and 312,312 shares of common stock of Dycom.

Point to Point Communications, based in Lafayette, Louisiana, provides central office engineering, equipment, installation, testing and maintenance services for telecommunication providers throughout the United States.

A Tele-Conference call to discuss this acquisition will be hosted at 11:00 a.m. EST, Wednesday, December 20, 2000; call 1-800-450-0818 and request "Dycom Acquisition." A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http//:www.dycomind.com.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.